SIGNATURES


    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  LONE STAR INDUSTRIES, INC.


                                  By: /s/  JOHN J. MARTIN
                                           JOHN J. MARTIN
                                       Senior Vice President,
                                        General Counsel and
                                            Secretary

                                  Date:  March 10, 1994

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


      Signature                   Title or Capacity                 Date


/s/  DAVID W. WALLACE          Director, Chairman of the        March 10, 1994
     DAVID W. WALLACE           Board and Chief Executive
                                Officer


/s/ THEODORE F. BROPHY         Director                         March 10, 1994
    THEODORE F. BROPHY


/s/  ALLEN E. PUCKETT          Director                         March 10, 1994
     ALLEN E. PUCKETT


/s/ ROBERT G. SCHWARTZ         Director                         March 10, 1994
    ROBERT G. SCHWARTZ


/s/ WILLIAM M. TROUTMAN        Director, President and          March 10, 1994
    WILLIAM M. TROUTMAN         Chief Operating Officer


/s/  JACK R. WENTWORTH         Director                         March 10, 1994
     JACK R. WENTWORTH


/s/ WILLIAM E. ROBERTS         Vice President, Chief            March 10, 1994
    WILLIAM E. ROBERTS          Financial Officer and
                                Corporate Controller